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                                                                      EXHIBIT 11

                      INVESTORSBANCORP, INC. AND SUBSIDIARY
               COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                                   (UNAUDITED)

A reconciliation of the income and shares used in computing the basic and diluted earnings per share is as follows:



                                                 For Three Months Ended              For Six Months Ended
                                                 ----------------------              --------------------
                                                      June 30,                              June 30,
                                                      --------                              --------
                                                1999             1998                1999               1998
                                                ----             ----                ----               ----

Net income                                  $  103,486         $   69,023         $  121,734         $   36,880
                                            ==========         ==========         ==========         ==========

Determination of shares:

Weighted average common shares
   outstanding (basic)                       1,000,000          1,000,000          1,000,000          1,000,000

Assumed conversion of stock options              3,217             22,077              9,913             23,841
                                            ----------         ----------         ----------         ----------

Weighted average common shares
   outstanding (diluted)                     1,003,217          1,022,077          1,009,913          1,023,841
                                            ==========         ==========         ==========         ==========

Basic earnings per common share             $     0.10         $     0.07         $     0.12         $     0.04
                                            ==========         ==========         ==========         ==========

Diluted earnings per common share           $     0.10         $     0.07         $     0.12         $     0.04
                                            ==========         ==========         ==========         ==========



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